DLH Reports Fiscal 2025 First Quarter Results
Navigating Challenges in Company's Transformation Journey; Delivering Recent Wins and Growing Bid Pipeline to Improve Outlook for Organic Growth
Atlanta, Georgia – February 5, 2025 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of science research and development, systems engineering and integration, and digital transformation and cyber security solutions to federal agencies, today announced financial results for its fiscal first quarter ended December 31, 2024.

First Quarter Highlights
•First quarter revenue was $90.8 million in fiscal 2025 versus $97.9 million in fiscal 2024, primarily reflecting small business conversions and service delivery timing.
•Earnings were $1.1 million, or $0.08 per diluted share, for the first quarter of fiscal 2025 versus $2.2 million, or $0.15 per diluted share, for the first quarter of fiscal 2024.
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $9.9 million for the first quarter of fiscal 2025 as compared to $11.1 million for the first quarter of fiscal 2024.
•Total debt was $167.0 million as of December 31, 2024 versus $154.6 million as of September 30, 2024 reflecting the impact of short-term working capital needs.
•Contract backlog was $665.3 million as of December 31, 2024 versus $690.3 million as of September 30, 2024.

Management Discussion
“Several factors impacted the year-over-year comparison of revenue in the Technology-Powered Solutions portion of our business,” said Zach Parker, DLH President and Chief Executive Officer. “Most significantly, as we previously indicated, the prior administration implemented an Executive Order that compelled agencies to unbundle contracts during the recompete cycle, reserving portions of the scope for small businesses. During our first quarter, one of our recompetes was awarded, in part, to small business primes. It is not yet clear whether the new administration will extend this practice, which has the effect of disrupting the integration of related services and undermining operating efficiency.

“In addition, certain acquired contracts that were previously won as a small business transitioned during the latter quarters of fiscal 2024, impacting the comparability of year-over-year first quarter revenue. In addition, other small, non-strategic projects were winding down or fully completed and not recompeted during the interval since the prior-year's first quarter. Finally, the timing of service delivery on certain projects varied year-over-year.

"Navigating these challenges is a part of our ongoing transformation journey, to drive the business toward differentiated opportunities in advanced engineering, C5ISR, IT, and cyber. We are pleased to see early indications that our strategy is gaining traction. Our recent award to deliver advanced C5ISR services to the US Navy reached a fully staffed level in January 2025, reflecting an effective start-up of that program. More importantly, we expect to use this contract as the anchor point in a roadmap leading toward further expansion with this customer. Also, we recently announced the award of a strategic government-wide ID/IQ contract to deliver complex services and advanced solutions to various federal agencies – OASIS+. This award was a long-standing priority win and demonstrates our ability to provide solutions and services at the nexus of science and technology. Our expanded capabilities and expert workforce were the driving force allowing DLH to pursue and obtain access to this highly sought after vehicle. It is another 'seat at the table' by which we can bid on larger, more advanced programs going forward. There is no ceiling as to the size of task orders under its umbrella, and it is anticipated to be utilized by agencies across the federal marketplace, including many of our key customers within DoD and HHS. Our portfolio of innovative systems and digital transformation services remains in high demand, and we expect to leverage our unique position to drive growth in the quarters to come."

Results for the Three Months Ended December 31, 2024
Revenue for the first quarter of fiscal 2025 was $90.8 million versus $97.9 million in fiscal 2024, reflecting the aforementioned small business transition and the impact of service delivery timing.

Income from operations was $5.6 million versus $6.8 million in the fiscal 2024 first quarter and, as a percentage of revenue, the Company reported operating margin of 6.2% in fiscal 2024 versus 7.0% in the prior-year period. Contract costs decreased as a percent of revenue during the quarter primarily due to an improvement in revenue quality as the Company on-boarded additional employees to support a new program with the Navy. The Company also saw general and administrative expenses rise $0.8 million year-over-year, from $7.7 million in fiscal 2024 to $8.5 million in fiscal 2025, reflecting investments in organic growth.

Interest expense was $4.1 million in the fiscal first quarter of 2025 versus $4.7 million in the prior-year period, reflecting lower debt outstanding primarily due to the Company's use of cash flow generation to de-lever its balance sheet during the interim period. Income before income taxes was $1.5 million for the first quarter this year versus $2.2 million in fiscal 2024, representing 1.7% and 2.2% of revenue, respectively, for each period.

For the three months ended December 31, 2024 and 2023, DLH recorded a $0.4 million and $0.01 million provision for income tax expense, respectively. The tax provision from the prior year's period was positively impacted from the exercise of non-qualifying stock options. The Company reported net income of approximately $1.1 million, or $0.08 per diluted share, for the first quarter of fiscal 2025 versus $2.2 million, or $0.15 per diluted share, for the first quarter of fiscal 2024. As a percentage of revenue for fiscal 2025 and 2024, net income was 1.2% and 2.2%, respectively.

On a non-GAAP basis, EBITDA for the three months ended December 31, 2024 was approximately $9.9 million versus $11.1 million in the prior-year period, or 11.0% and 11.3% of revenue, respectively.
Key Financial Indicators
As of December 31, 2024 the Company had cash of $0.5 million and debt outstanding under its credit facilities of $167.0 million versus cash of $0.3 million and debt outstanding of $154.6 million as of September 30, 2024. The Company saw a sequential increase in debt due to delays in collection of accounts receivable that are not unusual in the beginning of the government's fiscal year. DLH expects to resolve that backlog within the second quarter of fiscal 2025 and return receivables back to a customary level. The Company anticipates that it will continue a trend of converting 50-55% of EBITDA to debt reduction over the course of the fiscal year. DLH has satisfied all mandatory term amortization payments through September 30, 2025.

As of December 31, 2024 total backlog was approximately $665.3 million including funded backlog of approximately $135.2 million and unfunded backlog of $530.1 million.
Conference Call and Webcast Details
DLH management will discuss first quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, February 6, 2025. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 8450202.

About DLH
DLH (NASDAQ: DLHC), a Russell 2000 company, enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 2,800 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW
DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands except per share amounts)

	Three Months Ended
	December 31,
	2024	2023
Revenue	$90,782	$97,850
Cost of operations:
Contract costs	72,382	79,081
General and administrative costs	8,456	7,697
Depreciation and amortization	4,307	4,253
Total operating costs	85,145	91,031
Income from operations	5,637	6,819
Interest expense	4,133	4,658
Income before provision for income taxes	1,504	2,161
Provision for income tax expense	389	10
Net income	$1,115	$2,151

Net income per share - basic	$0.08	$0.15
Net income per share - diluted	$0.08	$0.15

Weighted average common stock outstanding
Basic	14,386	14,032
Diluted	14,563	14,796

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands except par value of shares)

	December 31, 2024	September 30, 2024
	(unaudited)
ASSETS
Current assets:
Cash	$451	$342
Accounts receivable	64,270	49,849
Other current assets	2,853	2,766
Total current assets	67,574	52,957
Goodwill	138,161	138,161
Intangible assets, net	104,207	108,321
Operating lease right-of-use assets	7,255	6,681
Deferred taxes, net	5,465	6,245
Equipment and improvements, net	2,189	1,830
Other long-term assets	158	186
Total assets	$325,009	$314,381
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,723	$25,290
Debt obligations - current, net of deferred financing costs	27,595	12,058
Accrued payroll	15,123	12,848
Operating lease liabilities - current	2,753	2,652
Other current liabilities	494	394
Total current liabilities	64,688	53,242
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	134,623	137,316
Operating lease liabilities - long-term	13,354	12,789
Other long-term liabilities	904	902
Total long-term liabilities	148,881	151,007
Total liabilities	213,569	204,249
Shareholders' equity:
Common stock, $0.001 par value; 40,000 shares authorized; 14,386 and 14,386 shares issued and outstanding at December 31, 2024 and September 30, 2024, respectively	14	14
Additional paid-in capital	100,463	100,270
Retained earnings	10,963	9,848
Total shareholders’ equity	111,440	110,132
Total liabilities and shareholders' equity	$325,009	$314,381

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Three Months Ended
	December 31,
	2024	2023
Operating activities
Net income	$1,115	$2,151
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,307	4,253
Amortization of deferred financing costs charged to interest expense	457	642
Stock-based compensation expense	193	620
Deferred taxes, net	780	(6)
Changes in operating assets and liabilities
Accounts receivable	(14,421)	3,542
Other assets	(661)	510
Accounts payable and accrued liabilities	(6,567)	(7,397)
Accrued payroll	2,275	1,909
Other liabilities	984	(1,153)
Net cash (used in) provided by operating activities	(11,538)	5,071
Investing activities
Purchase of equipment and improvements	(552)	(174)
Net cash used in investing activities	(552)	(174)
Financing activities
Proceeds from revolving line of credit	59,910	69,831
Repayment of revolving line of credit	(47,509)	(64,026)
Repayments of debt obligations	—	(10,378)
Payments of deferred financing costs	(202)	—
Proceeds from issuance of common stock upon exercise of options and warrants	—	261
Payment of tax obligations resulting from net exercise of stock options	—	(669)
Net cash provided by (used in) financing activities	12,199	(4,981)
Net change in cash	109	(84)
Cash - beginning of year	342	215
Cash - end of year	$451	$131
Supplemental disclosures of cash flow information
Cash paid during the period for interest	$3,594	$3,972
Cash paid during the period for income taxes	$32	$—
Supplemental disclosures of non-cash activity
Common stock surrendered for the exercise of stock options	$—	$244
Lease liability recognized to acquire a right of use asset	$1,377	$—

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) depreciation and amortization, (ii) interest expense, net and (iii) provision for income tax expense. EBITDA as a percent of revenue is EBITDA for the measurement period divided by revenue for the same period.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance. EBITDA is not a recognized measurement under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance investors should (i) evaluate adjustments in our reconciliation to the nearest GAAP financial measures and (ii) use non-GAAP measures in addition to, and not as an alternative to, measures of our operating results as defined under GAAP.

Reconciliation of GAAP net income to EBITDA, a non-GAAP measure (in thousands):

	Three Months Ended
	December 31,
	2024	2023	Change
Net income	$1,115	$2,151	$(1,036)
(i) Depreciation and amortization	4,307	4,253	54
(ii) Interest expense, net	4,133	4,658	(525)
(iii) Provision for income tax expense	389	10	379
EBITDA	$9,944	$11,072	$(1,128)

Net income as a % of revenue	1.2%	2.2%	(1.0)%
EBITDA as a % of revenue	11.0%	11.3%	(0.3)%
Revenue	$90,782	$97,850	$(7,068)
4